UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 15, 2015

LEATT CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-54693	20-2819367
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation or organization)		No.)

50 Kiepersol Drive, Atlas Gardens, Contermanskloof Road,
Durbanville, Western Cape, South Africa, 7441
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: +(27) 21-557-7257

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders.

Leatt Corporation (the “Company”) held its 2015 Annual Stockholders’ Meeting on Tuesday, December 15, 2015. Proxies for the Annual Meeting were solicited pursuant to the Company's proxy statement filed on November 4, 2015, with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934 (the “Proxy Statement”).

The Company’s Stockholders considered three proposals, each of which is described in the Proxy Statement. A total of 11,749,576 shares (including preferred shares) were represented in person or by proxy, or 68.19% of the total shares outstanding. The final results of votes with respect to the proposals submitted for shareholder vote at the Annual Meeting are set forth below.

Proposal 1 - Election of Directors

Stockholders elected Dr. Christopher J. Leatt, Mr. Sean Macdonald and Mr. Jeffrey J. Guzy to serve as Directors as follows:

Director	For	Withhold
Christopher J. Leatt	11,748,816	760
Sean Macdonald	11,746,855	2,721
Jeffrey J. Guzy	11,747,755	1,821

Proposal 2 - Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm

Stockholders approved ratification of the appointment of Fitzgerald & Co, CPAs, P.C. as the Company’s independent auditors for the fiscal year ending December 31, 2015.

For	Against	Abstain
11,747,875	0	1,701

Proposal 3 - Approval of the Amendment of the Company’s 2011 Equity Incentive Plan to Increase the Amount of Common Stock Authorized under the Plan to 920,000 Shares

Stockholders approved the amendment of the Company's 2011 Equity Incentive Plan to increase the amount of common stock authorized under the plan to 920,000.

For	Against	Abstain
11,718,813	960	29,803

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2015	LEATT CORPORATION

By: /s/ Sean Macdonald
Sean Macdonald
Chief Executive Officer